                                                                      EXHIBIT 99



                              REPURCHASE AGREEMENT


                            BIOMETRIC SECURITY CORP.

                             REQUEST FOR REPURCHASE


                 THE REPURCHASE OFFER WILL EXPIRE AT 5:00 P.M.,


                    VANCOUVER, B.C. TIME, NOVEMBER 8, 1999.



     Please complete and sign this document and return it to Biometric Security Corp. at the address set forth below, on or before 5:00 P.M., Vancouver, B.C. time, on November 8, 1999, the expiration date of the Repurchase Offer.


Biometric Security Corp.
Suite 1940 -- 400 Burrard Street
Vancouver, British Columbia
Canada V6C 3A6

Ladies and Gentlemen:


     The undersigned hereby acknowledges having received and carefully read the repurchase offer (the "Repurchase Offer") described in the prospectus dated October 1, 1999 by Biometric Security Corp. (the "Company") to repurchase the Repurchase Shares hereinafter identified which were held by the undersigned as of November 10, 1998 (the "Repurchase Shares").



     The undersigned was a record holder of the Repurchase Shares on November 10, 1998, and acknowledges and agrees that the results of any attempt by the Company to verify that the undersigned was such a record holder shall be determinative.



     The undersigned hereby elects to accept the Repurchase Offer and requests that the Company repurchase the Repurchase Shares in accordance with the terms of the Repurchase Offer, and to pay the undersigned an amount equal to Cdn.
$               .



     The undersigned hereby either (i) encloses the certificates identified below, representing such of the Repurchase Shares as are now held by the undersigned in certificated form, and/or (ii) represents to the Company that the number of shares shown below are beneficially owned by the undersigned but held by a nominee, in which event the undersigned agrees to cause such nominee to deliver such shares to the Company within thirty (30) days after the postmarked date of the mailing of this Repurchase Agreement to the Company, failing which timely delivery to the Company, the offer of repurchase shall be deemed rejected by the undersigned, or (iii) represents to the Company that the number of shares shown below were beneficially owned by the undersigned, but were sold subsequent to November 10, 1998 (with written evidence of disposition). In the event of (i) and/or (ii) above, the undersigned acknowledges that the Company's obligation to pay for tendered shares shall not arise until actual receipt of such shares by the Company. In the event of (iii) above, the undersigned acknowledges that the Company's obligation to pay with respect to shares that were beneficially owned by the undersigned but sold subsequent to November 10, 1998, shall not arise until actual receipt by the Company of written evidence of disposition. All certificates representing shares of the Company's Common Stock must be duly endorsed for transfer or accompanied by an assignment separate from the applicable stock certificate. The enclosed certificates and/or number of beneficially held shares shown below represent all, and not less than all, of the Repurchase Shares that are held or were held by the undersigned. The undersigned hereby represents that the undersigned is conveying all interests in the Repurchase Shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

    Certificate No.                for                shares of Common Stock


Number of shares of Common Stock owned beneficially as at November 10, 1998________.






Number of shares sold since November 10, 1998 (for each sale, indicate the date sold and the sale price per share):



                         THE UNDERSIGNED:


                         -------------------------------------------------------

                         Print name of the undersigned and, (a) if Repurchase Shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if Repurchase Shares are held as joint tenants or as community property, name(s) of co-purchaser(s).


Dated: __________, 1999  Signature

                         -------------------------------------------------------
                         Tax I.D./Soc. Sec. No.

Dated: __________, 1999  Signature

                         -------------------------------------------------------
                         Second Tax I.D./Soc. Sec. No.


Residence Address:


Street Address:


City, State/Province, Zip/Postal Code and Country:


Mailing Address (if different from residence):

Street Address:


City, State/Province, Zip/Postal Code and Country:


                                        2